UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2006
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
     See the disclosures made in Items 2.01 and 2.03 which are incorporated herein by this reference.
Item 2.01 Completion of Acquisition of Assets
     On July 12, 2006, the Company, through a wholly-owned subsidiary, acquired substantially all of the assets and assumed certain liabilities of Alliance Oxygen and Medical Equipment, Inc., a durable medical and respiratory equipment operation in southwest Florida. At closing, the purchaser paid the seller approximately $5.0 million in cash, funded by proceeds from the Company’s $15 million promissory note issued June 29, 2006; assumed liabilities totaling $1.5 million; issued a one year promissory note for $2 million, bearing interest at 8% per annum, with principal and interest payable quarterly beginning 90 days after the closing; and agreed that the Company would issue 2,136,280 shares of its common stock valued at $5.8 million to be held in escrow, subject to release based on financial performance over the forty-eight month period following closing.
Item 2.03 Creation of Direct Financial Obligation
     See the disclosure made in Item 2.01 which is incorporated herein by this reference relative to the promissory note which is guaranteed by the Company. In the event of a default under the note, including the failure to make payments of principal and interest when due following five (5) business days’ notice, the holder, at its option, may declare due and payable the principal balance and accrued unpaid interest.
Item 3.02 Unregistered Sales of Equity Securities.
     See the disclosure made in Item 2.01 which is incorporated herein by this reference. The Company’s securities are issuable in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of these securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions or discounts were paid. Each common stock certificate will bear a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required under the Securities Act of 1933. The shares carry registration rights. The issuance of the shares into escrow is subject to all approvals required by the American Stock Exchange.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ John E. Elliott II
John E. Elliott II
Its: Chairman of the Board and Chief Executive Officer

Dated: July 18, 2006

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